UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 25, 2018

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 7.01 REGULATION FD DISCLOSURE

On September 17, 2018, the Board of Directors (the “Board”) of Repro Med Systems, Inc. d/b/a RMS Medical Products (the “Company”) formed a special committee of the Board (the “Special Committee”) with authority to investigate, evaluate, make decisions, and take any and all action with respect to (a) a purported request (i) from Andrew I. Sealfon, Dr. Paul M. Baker and Andrea Baker, in their capacities as shareholders of the Company, to call a special shareholders’ meeting and (ii) from Mr. Sealfon and Dr. Baker, in their capacities as directors of the Company, to call a special meeting of the Board (collectively, the “Special Meetings Request”); and (b) issues of proper consideration for the Board raised by certain discoveries involving Mr. Sealfon prior to his termination from the Company.

The Special Committee consists of all the Company’s current directors other than Mr. Sealfon and Dr. Baker, each of whom has a conflicted interest with respect to the foregoing matters. The members of the Special Committee are Daniel Goldberger, Joseph Manko, David Anderson, Arthur Radin and Mark Pastreich.

The Special Meetings Request states that the following matters are to be the subject of the special shareholders’ meeting: the removal of four directors (David Anderson, Daniel Goldberger, Joseph Manko and Arthur Radin), and the appointment of two or four new directors, with prospective nominees to be named at or before the special shareholders’ meeting. The Special Meetings Request also states that the following matters are to be the subject of the special meeting of the Board: the removal of Daniel Goldberger from all positions with the Company, and the appointment of new individual(s) to replace Mr. Goldberger across all positions. The Special Committee is currently evaluating the validity of the Special Meetings Request and has identified certain deficiencies therein based upon its review of the Special Meetings Request to date.

Shortly following the termination of Mr. Sealfon’s employment and service as President, Chief Executive Officer and Chairman of the Board, certain non-financial discoveries were made involving Mr. Sealfon prior to his termination from the Company.  On the advice of and through Company counsel, the Company engaged Kroll, a division of Duff & Phelps Corporation, to perform an independent investigation of certain of Mr. Sealfon’s non-financial activities while employed by the Company.  The Special Committee, through counsel, will oversee Kroll with respect to this ongoing investigation.

The Special Committee has retained Olshan Frome Wolosky LLP for legal advice.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: September 25, 2018	By:	/s/ Daniel S. Goldberger
Daniel S. Goldberger Interim Chief Executive Officer